UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 18, 2013

Great China Mania Holdings, Inc..
(Exact name of registrant as specified in charter)

Florida
(State or other jurisdiction of incorporation)

333-139008	59-2318378
(Commission File Number)	(IRS Employer Identification No.)

Room 1902, Kodak House 2, Lava Road, North Point, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 18, 2013, the Company executed a Co-Director Agreement (the “Agreement”) with Lion Rock Pictures Limited, (“Lion Rock”) whose principal is Cameron Hood, a past co-director of DreamWorks Animation.  Through the Agreement the Company expects to produce three films over the next three years, each with a budget of at least $3,000,000.00 with Lion Rock acting as a co-director and providing the services of scene design, storyboard development and animation.  Compensation for Lion Rock includes both a flat fee and a cash bonus based on the box office revenue of each film.  A copy of the Agreement is attached hereto as exhibit 10.1

Item 9.01 Exhibits

Exhibit No.                   Description
10.1                                Co-Director Agreement

SIGNATURES

            In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREAT CHINA MANIA HOLDINGS, INC.

Dated: April 18, 2013	/s/ Kwan Yin Roy Kwong
Kwan Yin Roy Kwong
Chief Executive Officer and Director